Exhibit 99.1

Contacts:
Ronald J. Carlson, Acting President and CEO	The Cereghino Group
858-875-2005	Corporate Investor Relations
James Burgess, EVP and Chief Financial Officer	206.388.5785 www.stockvalues.com
858-875-2008

NEWS RELEASE

1st Pacific Bancorp Reports Third Quarter 2008 Results

Capital Ratios and Liquidity Remain Strong

SAN DIEGO, CA — November 3, 2008 — 1st Pacific Bancorp (NASDAQ: FPBN), the holding company for 1st Pacific Bank of California, today reported earnings of $9,531, or $0.00 per diluted share, for the third quarter of 2008, compared with a net loss of $1.7 million, or $0.34 per diluted share, for the second quarter of 2008, and net income of $685,225, or $0.13 per diluted share, for the third quarter of 2007.  1st Pacific’s third quarter results include a $500,000 other-than-temporary impairment charge stemming from its investment in corporate debt of Washington Mutual Inc.

For the first nine months of the year, 1st Pacific reported a loss of $1.3 million, or $0.25 per diluted share, compared with net earnings of $2.0 million, or $0.44 per diluted share for the first nine months of 2007.

During the third quarter, in light of the current economic environment, 1st Pacific implemented steps to further strengthen its capital ratios and improve its liquidity resources.  As a result, 1st Pacific Bank remains “well capitalized” by regulatory standards with a Total Risk-Based capital ratio of 11.02% at September 30, 2008, up from 10.98% at June 30, 2008.  To be considered “well capitalized” a bank must have over 10% Total Risk-Based capital.

“Our liquidity position remains strong and we continue to maintain capital levels in excess of the well capitalized regulatory guidelines,” said Ron Carlson, Acting President and CEO.  “The overall improvement in our liquidity position during the quarter resulted from growth in deposits and our reduced loan balances, primarily in commercial real estate loans.

“Our improved liquidity position allowed us to pay down $20 million in FHLB borrowings during the quarter,” Carlson continued.  “In addition to our strong customer base, we continue to have substantial credit facilities available from the FHLB, the FRB and correspondent banks to meet our liquidity needs going forward.  We believe we are in a position to meet the liquidity needs of both the company and our loan and deposit customers.”

Balance Sheet Results

During the quarter, total assets decreased $6.6 million to $446 million, and total loans decreased $10.8 million to $366 million compared to the prior quarter.  The reduction in loan balances was the result of efforts to reduce commercial real estate concentrations.  Deposit growth was solid during the quarter, increasing $13.2 million or 4% over the prior quarter to $358 million at September 30, 2008.

Asset Quality

“Management has been actively assessing the adequacy of the allowance for loan losses based on current market conditions and inherent risks in the portfolio,” said Jim Burgess, Chief Financial Officer.  “We remain focused on reducing our level of non-performing assets as we continue to work closely with borrowers to help mitigate losses.”

Nonperforming assets totaled $13.8 million, or 3.10% of total assets, at September 30, 2008, compared with $11.6 million, or 2.57% of total assets, at the end of the preceding quarter and $6.3 million, or 1.50% of total assets at the end of September 2007.

During the September quarter, a provision of $250,000 was added to the loan loss reserve.  The reduction in the allowance for loan losses is a result of $4.0 million in charge-offs recorded in the third quarter.  The allowance for loan losses was $4.1 million, or 1.11% of total loans, at September 30, 2008, compared with an allowance of $7.8 million, or 2.08% of total loans, at June 30, 2008, and an allowance of$4.5 million, or 1.28% of total loans, at September 30, 2007.

Review of Operations

For the third quarter of 2008, the net interest margin was 3.90%, compared with 4.32% for the previous quarter, and 5.03% for the third quarter a year ago.  For the first nine months of the year, the net interest margin was 4.26% compared with 4.94% for the first nine months of 2007.

The decline in the net interest margin from prior periods results from the asset sensitive balance sheet and the continuing effects of the Federal Reserve rate cuts earlier this year.  Additionally, unrecorded interest on non-accrual loans reduced quarterly net interest margin by 38 basis points during the third quarter.

About 1st Pacific Bancorp

1st Pacific Bancorp is the holding company for 1st Pacific Bank of California, San Diego’s leading local business bank.  The bank has been named a “Premier Performing Bank” for the past three calendar years by Findley Reports and has a rating of “Good” from BauerFinancial, Inc, an independent rating service, based on June 30, 2008 results.

The bank offers a full complement of business products and services to meet the financial needs of professional firms, small- to mid-sized businesses, their owners and the people who work there.  1st Pacific Bank has a total of eight banking offices located in San Diego County: in the University Towne Center area, the Tri-Cities area of Oceanside, Mission Valley, the Inland North County, El Cajon, La Jolla Village, Solana Beach and downtown San Diego.  For additional information, visit the company’s website at www.1stpacbank.com.

Safe Harbor Statement. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by 1st Pacific Bancorp with the Securities and Exchange Commission.  1st Pacific Bancorp undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

1st Pacific Bancorp

Third Quarter 2008 Results

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
INTEREST INCOME
Loans, including fees	$6,311,978	$7,710,800	$19,369,779	$19,968,504
Investment securities	508,472	318,829	1,445,475	595,402
Federal funds sold	98,834	244,431	297,549	726,897
Total interest income	6,919,284	8,274,060	21,112,803	21,290,803

INTEREST EXPENSE
Deposits	2,109,958	3,040,899	6,650,628	7,838,216
Subordinated debt and other borrowings	530,601	200,810	1,291,711	915,007
Total interest expense	2,640,559	3,241,709	7,942,339	8,753,223

Net Interest Income	4,278,725	5,032,351	13,170,464	12,537,580

Provision for Loan Losses	250,000	37,000	3,800,000	188,000

Net interest income after provision for loan losses	4,028,725	4,995,351	9,370,464	12,349,580

NON INTEREST INCOME
Service charges, fees and other income	394,883	177,618	892,374	395,631
Brokered loan fees and gains on loan sales	36,874	0	97,824	128,283
Total non interest income	431,757	177,618	990,198	523,914

NON INTEREST EXPENSE
Salaries and benefits	2,187,461	2,181,582	6,907,663	5,395,816
Occupancy and equipment	768,051	787,989	2,275,552	1,589,834
Other expense	1,510,139	1,029,544	3,308,500	2,446,208
Total non interest expense	4,465,651	3,999,115	12,491,715	9,431,858

Income (Loss) before income tax expense	(5,169)	1,173,854	(2,131,053)	3,441,636

Income tax expense (benefit)	(14,700)	488,629	(881,800)	1,419,532

Net Income (Loss)	$9,531	$685,225	$(1,249,253)	$2,022,104

Basic earnings (loss) per share	$0.00	$0.14	$(0.25)	$0.48
Diluted earnings (loss) per share	$0.00	$0.13	$(0.25)	$0.44
Average shares outstanding	4,964,107	4,910,354	4,954,667	4,233,323
Average diluted shares outstanding	4,964,107	5,212,129	4,954,667	4,558,044

1st Pacific Bancorp

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Sept 30, 2008	Jun 30, 2008	Dec 31, 2007	Sept 30, 2007
ASSETS
Cash and due from banks	$9,705,635	$8,522,149	$6,397,189	$8,050,507
Federal funds sold	17,110,000	7,605,000	11,160,000	22,390,000
Total cash and cash equilvalents	26,815,635	16,127,149	17,557,189	30,440,507

Investment securities available for sale	26,398,344	35,856,520	23,746,429	17,449,764
FRB, FHLB and other equity stock, at cost	4,942,850	5,574,650	3,184,200	3,439,750

Construction & Land	116,697,199	125,809,008	125,661,143	132,666,956
Residential & Comm’l RE	147,698,994	153,096,474	120,530,541	121,601,613
SBA 7a & 504 Loans	9,837,192	12,834,832	15,880,428	16,727,294
Commercial Loans	75,430,725	74,238,526	77,581,769	70,201,589
Other Consumer	16,030,939	10,539,086	10,164,841	8,930,280
Total loans and leases	365,695,049	376,517,926	349,818,722	350,127,732
Allowance for Loan Losses	(4,072,629)	(7,818,471)	(4,516,625)	(4,464,714)
Total loans and leases, net	361,622,420	368,699,455	345,302,097	345,663,018

Premises and Equipment, net	3,753,724	3,873,502	4,094,785	3,847,837
Goodwill and Other Intangible Assets	11,761,501	11,815,393	11,906,536	12,056,095
Accrued Interest and Other Assets	10,261,628	10,247,757	8,856,089	8,286,535

Total Assets	$445,556,102	$452,194,426	$414,647,325	$421,183,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$70,505,740	$68,747,742	$73,366,761	$78,140,129
Interest bearing checking	14,898,330	14,121,446	16,344,597	17,376,099
Savings and Money Market	88,076,365	115,044,339	98,639,209	100,729,028
Time Deposits	184,118,960	146,437,993	157,011,040	155,912,934
Total Deposits	357,599,395	344,351,520	345,361,607	352,158,190

Subordinated Debentures	10,155,000	10,155,000	10,155,000	10,155,000
Other borrowed money	30,000,000	50,000,000	10,000,000	10,000,000
Accrued interest and other liabilities	4,333,754	4,001,547	4,156,771	4,568,134
Total liabilities	402,088,149	408,508,067	369,673,378	376,881,324

Shareholders’ Equity:
Common stock and additional paid-in capital	37,687,862	37,549,472	37,378,697	37,019,376
Retained Earnings	6,399,787	6,390,257	7,649,040	7,205,962
Accumulated other comprehensive income(loss)	(619,696)	(253,370)	(53,790)	76,844
Total shareholders’ equity	43,467,953	43,686,359	44,973,947	44,302,182

Total liabilities and shareholders’ equity	$445,556,102	$452,194,426	$414,647,325	$421,183,506

1st Pacific Bancorp

Third Quarter 2008 Results

(Unaudited)

	Quarterly
	2008	2008	2008	2007	2007	9 Months Year-To-Date
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2008	2007

EARNINGS
Net interest income	$4,279	4,470	4,422	4,703	5,032	13,170	12,538
Provision for loan losses	$250	3,550	0	150	37	3,800	188
NonInterest income	$432	327	232	186	178	990	524
NonInterest expense	$4,466	4,140	3,886	3,970	3,999	12,492	9,432
Net income (loss)	$10	(1,706)	447	443	685	(1,249)	2,022
Basic earnings (loss) per share	$0.00	(0.34)	0.09	0.09	0.14	(0.25)	0.48
Diluted earnings (loss) per share	$0.00	(0.34)	0.09	0.09	0.13	(0.25)	0.44
Average shares outstanding	4,964,107	4,950,263	4,949,524	4,920,795	4,910,354	4,954,667	4,233,323
Average diluted shares outstanding	4,964,107	4,950,263	5,167,393	5,163,053	5,212,129	4,954,667	4,558,044

PERFORMANCE RATIOS
Return on average assets	0.01%	-1.55%	0.44%	0.42%	0.66%	-0.38%	0.77%
Return on average common equity	0.09%	-14.88%	3.94%	3.91%	6.20%	-3.68%	8.34%
Net interest margin (fully tax-equivalent)	3.90%	4.32%	4.60%	4.71%	5.03%	4.26%	4.94%
Efficiency ratio	94.80%	86.32%	83.50%	81.20%	76.76%	88.21%	72.21%

CAPITAL
Tangible equity to assets	7.31%	7.24%	8.18%	8.21%	7.88%	7.31%	7.88%
Tangible book value per share	$6.38	6.44	6.78	6.69	6.56	6.38	6.56

ASSET QUALITY
Net loan charge-offs (recoveries)	$3,996	223	25	98	(0)	4,244	(0)
Allowance for loan losses	$4,073	7,818	4,492	4,517	4,465	4,073	4,465
Allowance for losses to total loans	1.11%	2.08%	1.31%	1.29%	1.28%	1.11%	1.28%
Nonperforming loans	$13,816	11,640	4,255	5,554	6,336	13,816	6,336
Other real estate owned	$0	0	0	0	0	0	0
Nonperforming assets to total assets	3.10%	2.57%	1.01%	1.34%	1.50%	3.10%	1.50%

END OF PERIOD BALANCES
Total Loans	$365,695	376,518	342,239	349,819	350,128	365,695	350,128
Total assets	$445,556	452,194	422,276	414,647	421,184	445,556	421,184
Deposits	$357,599	344,352	322,677	345,362	352,158	357,599	352,158
Shareholders’ equity	$43,468	43,686	45,414	44,974	44,302	43,468	44,302
Full-time equivalent employees	107	106	109	107	101	107	101

AVERAGE BALANCES
Total Loans	$376,541	364,791	341,070	345,918	352,384	360,858	305,034
Earning Assets	$435,327	415,197	385,470	396,221	397,059	412,083	339,614
Total assets	$460,575	442,380	411,966	423,198	412,800	438,388	349,937
Deposits	$351,748	334,770	338,375	352,717	354,492	341,668	294,710
Shareholders’ equity	$44,152	45,989	45,489	44,905	43,840	45,206	32,417

Note: Transmitted on Globe Newswire on November 3, 2008 at 3:30 a.m. Pacific Standard Time.